Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Agreement (this "Agreement") is made and entered into as of June , 1997, by and between Herley Industries, Inc., a Delaware corporation (the
"Company"), and each of the persons or entities executing this Agreement (collectively referred to herein as the "Holders").

     The parties hereby agree as follows:

1.   Definitions.
     -----------

     (a) Registerable Securities. The terms "Registerable Securities" and "Restricted Securities" shall mean the Company's common stock, par value $.10 per share (the "Common Stock"), which is acquired by the Holders pursuant to the terms of the Agreement and Plan of Reorganization (the Reorganization Agreement) dated the date hereof by and among the Company, Metraplex Corporation and Metraplex Acquisition Corp., including in each case any shares received in connection with any stock split, stock divided, recapitalization, reclassification or other distribution payable or issuable in shares of Common Stock.

     (b) Restricted Securities. For the purposes of this Agreement, shares will cease to be Restricted Securities when (i) a registration statement covering such Restricted Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) they are distributed to the public under the Securities Act of 1933, as amended (the "Securities Act"), or (iii) they have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer.

     (c) Registerable Securities. As to any particular shares, such shares will cease to be Registerable Securities when they cease to be Restricted Securities.


2.   Demand Registration.
     -------------------

     (a) Right to Demand. Subject to Section 2(b) hereof, at any time after the Effective Date of the Merger contemplated by the Reorganization Agreement, the Initiating Holders (as defined below) may make a written request to the Company for registration under the Securities Act of all or part of their Registerable Securities (a "Demand Registration"). Within 10 days after receipt of such request, the Company will deliver a written notice (the "Notice") of such registration request to all holders of Registerable Securities. The Company will include in such registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after the receipt by the applicable holder of the Notice. All requests made pursuant to this Section 2(a) will specify the aggregate amount of the Registerable Securities to be registered and will also specify the intended methods of disposition thereof.

     (b) Number of Demand Registrations.  The holders of Registerable Securities

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shall  be  entitled,  in  the  aggregate,   to  one  Demand  Registration,   the
Registration Expenses of which shall be borne by the Company. The "Initiating Holders" with respect to this Demand Registration shall mean the holders of a majority of the Registrable Securities. The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

     (c) Priority on Demand Registrations. If a Demand Registration is being underwritten and if the managing underwriter or underwriters of such Demand Registration (or, in the case of a Demand Registration not being underwritten, holders of a majority of the Registerable Securities sought to be registered therein) advise the Company in writing that in their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company will include in such registration only the number of securities that, in the opinion of such managing underwriter or underwriters (or holders of Registrable Securities, as the case may be), can be sold, selected pro rata (based on the amount of securities owned which carry registration rights) among the holders of Registrable Securities which have requested to be included in such Demand Registration.

     (d) Selection of Underwriters. If any Demand Registration is an underwritten offering, the Company will select a managing underwriter or
underwriters  to  administer  the  offering,   which  managing   underwriter  or
underwriters shall be reasonably satisfactory to the holders of a majority of the Registerable Securities to be included in such Demand Registration.

     (e) Notwithstanding anything in the foregoing Section 2 to the contrary, the Company shall not be obligated to effect a Demand Registration at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would be detrimental to the interests of Company or its shareholders, provided that notice of such determination be given to the Initiating Holders within 30 days after written demand. The effectuation of a Demand Registration cannot be suspended, pursuant to the provisions of the preceding sentence, for more than 90 days after the date of the Board's determination referenced in the preceding sentence.

3.   Registration Procedures.
     -----------------------

     The Company will, in connection with any registration pursuant to Section 2 in which sellers of Registerable Securities are included, as expeditiously as possible:

     (a) prepare  and file with the  Securities  and  Exchange  Commission  (the
"Commission")  a  registration  statement  on any  appropriate  form  under  the
Securities Act, which form shall be available for the sale of Registerable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that at least three business days before filing with the Commission of a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to each seller of Registrable Securities draft copies of such registration statement, and, upon the request of any seller of Registerable Securities, shall continue to provide such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller and to change the registration statement as it relates to such seller as requested by such seller on a timely basis, and to reasonably consider other changes to the registration statement (but not including any document incorporated therein by reference) reasonably requested by such seller on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that as to documents incorporated by reference, the Company shall

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provide  documents  incorporated  by reference  promptly  upon request after the filing of such documents;

     (b) prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to 16 months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 under the Securities Act, during such 16 month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

     (c) comply with all applicable rules and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months, (1) in an underwritten offering, commencing at the end of any fiscal quarter in which Registerable Securities are sold to underwriters, or (2) in a non-underwritten offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Securities Act;

     (d) use its best efforts to cause all Registerable Securities to be listed, subject to notice of issuance, by the date of the first sale of Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which the Company's Common Stock is then listed.

     The Company may require each seller of Registerable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Holder agrees, and each other holder of Registerable Securities will be required, in its request to register securities pursuant to this Agreement, to agree, that, upon receipt of any notice from the Company of the happening of any event which causes the prospectus not to be deemed current, such holder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(c)(1) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and until it has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registerable Securities current at the time of receipt of such notice.

4.   Registration Expenses.
     ---------------------

     All expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, all registration and filing fees of the Commission, the National Association of Securities Dealers Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on any securities exchange and fees and disbursements of counsel for the Company

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and the  Company's  independent  certified  public  accountants  (including  the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the company in connection with such registration, and the fees and expenses of any other person retained by the company (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the holders of Registerable Securities (or the agents who act on their behalf) unless reimbursement is specifically approved by the Company) will be borne by the Company. All such expenses are herein called "Registration Expenses".

5.   Indemnification; Contribution.
     -----------------------------

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registerable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act), and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such holder furnished in writing to the Company by such holder expressly for use therein.

     (b) Indemnification by Holder of Registerable Securities. In connection with any registration statement in which a holder of Registerable Securities is participating, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each such holder shall agree to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, that such untrue statement or omission is based upon information relating to such holder furnished in writing to the Company expressly for use therein.

     (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder, (x) unless the indemnifying party is actually prejudiced thereby or (y) otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party, and
(i) the indemnified party so notifies the indemnifying party, the indemnifying party shall be entitled to participate therein (ii) shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party and (iii) shall pay all expenses. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party failed to assume the defense of

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such action, suit or proceeding or to employ counsel reasonably  satisfactory to the indemnified party therein or to pay all expenses or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnifying party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party elects to employ separate counsel at the expense of the indemnifying party and so notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

     (d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 5(e), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The  parties  hereto  agree  that it  would  not be just and  equitable  if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (i) and (ii) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Limitation.  Anything to the contrary contained in this Section 5 or in
Section 6 hereof notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.


6.   Participation in Underwritten Registrations.
     -------------------------------------------

     No holder of Registerable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's

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securities on the basis provided in any  underwriting  arrangements  approved by the persons entitled hereunder to approve such arrangements and to comply with Rules 10b-6 and 10b-7 under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

7.   Additional Provisions.
     ---------------------

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

     (b) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

     (1)     if to the Company, to:

                                Herley Industries, Inc.
                                10 Industry Drive
                                Lancaster, Pennsylvania 17603
                                Attention: Mr. Lee N. Blatt

                                with a copy to:

                                Blau, Kramer, Wactlar & Lieberman, P.C.
                                100 Jericho Quadrangle
                                Jericho, New York  11753
                                Attention: David H. Lieberman, Esq.

     (2)     if to the Holders,
                                 to:

                                Glenn Rosenthal
                                Metraplex Corporation
                                7435 New Technology Way
                                Frederick, Maryland 21703-9458

                                with a copy to:

                                Glenn D. Solomon, Esq.
                                Offit & Kurman, P.A.
                                8 Park Center Court
                                Suite 200
                                Owings Mills, Maryland 21117

or, in the case of the Holders, at such other address as such Holder shall have furnished in writing to the Company; or, in the case of the Company, at such other address as the Company shall have furnished in writing to each Holder.

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     (c) Successors and Assigns; Holders as Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of all holders of Registerable Securities and their respective successors and assigns. Nothing in this Agreement shall be deemed to impose on any of the Holders any obligations to or in respect of any other holder of Registerable Securities.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to the conflicts of laws principles thereof.

     (g) Severability; Specific Enforcement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect of any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders, the Company and the holders of Registerable Securities shall be enforceable to the fullest extent permitted by law. Each of the Holders and the Company acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Reorganization Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                HERLEY INDUSTRIES, INC.


                                By:
                                   ------------------------------
                                    Myron Levy, President

                                HOLDERS:


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